                                                                    Exhibit 99.1


HOVNANIAN ENTERPRISES, INC.                                  NEWS RELEASE
================================================================================

CONTACT: Kevin C. Hake                  Brian A. Cheripka
         Vice President and Treasurer   Assistant Director of Investor Relations
         732-747-7800                   732-747-7800

--------------------------------------------------------------------------------

        HOVNANIAN ENTERPRISES ANNOUNCES 83% INCREASE IN FISCAL 2003 EPS;
           ACHIEVES RECORD REVENUES, EARNINGS, DELIVERIES AND BACKLOG;
                        RAISES PROJECTION FOR FISCAL 2004

HIGHLIGHTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003

o Net earnings reached a record $7.85 per diluted share, an 83% increase from $4.28 per diluted share in fiscal 2002. Hovnanian achieved record net earnings of $257.4 million for fiscal 2003, an 87% increase above the net earnings of $137.7 million in 2002.

o Net earnings per diluted share have grown at a compound annual rate of 74% over the past three years and 47% over the past five years. Excluding earnings from acquisitions closed within the last twelve months, more than 90% of the growth in earnings were generated from the Company's organic operations.

o Earnings for fiscal 2003 represent a return on beginning equity (ROE) of 45.8%, and an after tax return on beginning capital of 24.3%.

o Total revenues increased 26% to $3.2 billion in fiscal 2003 and the Company's pre-tax margin rose to 12.9% from 8.8% in fiscal 2002.

o Management is increasing its projection for fiscal 2004 earnings to $9.00 per diluted share, representing a $0.75 increase over the previous projection of $8.25 per diluted share for the year.

o Homebuilding gross margin increased 350 basis points from 22.0% in 2002 to 25.5% in 2003.

o EBITDA grew 61% to $500.6 million in fiscal 2003, covering interest 7.5 times for the year. The Company's ratio of net recourse debt-to-capitalization at fiscal year-end was 45.4%, after taking into consideration approximately $120 million of excess cash on the balance sheet.

o Net contracts for the full year in fiscal 2003 increased 35% to $3.29 billion on 12,285 homes compared to $2.43 billion on 9,394 homes in fiscal 2002. The dollar value of net contracts for the fourth quarter increased 34% from 2002 to $854 million.

o Contract backlog as of October 31, 2003 was 5,761 homes with a sales value of $1.53 billion, up 49% from the number of homes in last year's backlog.


RED BANK, NJ, December 8, 2003 -- Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, announced today record financial results for its fiscal fourth quarter and year ended

October 31, 2003. In fiscal 2003, net income increased 87% to $257.4 million, or $7.85 per diluted share, compared to $137.7 million, or $4.28 per diluted share for fiscal 2002. Pre-tax earnings rose 82% to $411.5 million in fiscal 2003 from $225.7 million in fiscal 2002.

Consolidated earnings before interest expenses, income taxes, depreciation, amortization and other non-cash write-offs and charges ("EBITDA") for fiscal 2003 totaled $500.6 million, a 61% increase from fiscal 2002.

The Company's ratio of net recourse debt-to-capitalization was 45.4%, at October 31, 2003, after taking more than $120 million of excess cash into consideration. The average ratio of net debt to capitalization for the year was 47.4%. Shareholders' equity grew 46% to $820 million at October 31, 2003 from $563 million at the end of fiscal 2002.

Total revenue grew 26% to $3.20 billion in fiscal 2003 from $2.55 billion in fiscal 2002. Home deliveries increased 21% to 11,531 homes from 9,514 homes in the prior year. Total selling, general and administrative expense, including corporate expense, as a percentage of total revenue increased to 10.0% in fiscal 2003, from 9.7% last year. Earnings before taxes from Financial Services improved 26% to $22.9 million in fiscal 2003 from $18.2 million in the prior year.

FOURTH QUARTER PERFORMANCE

Revenue for the fourth quarter ended October 31, 2003 was $1.05 billion compared to 2002's fourth quarter revenue of $831.4 million. For fiscal 2003's fourth quarter, the Company reported net income of $91.2 million, or $2.79 per diluted share. This represents a 68% increase from $54.4 million, or $1.66 per diluted share, achieved in the fourth quarter of the previous fiscal year.

Sales continued to show strength through the end of the fiscal year, with fourth quarter net contracts up 36% year-to-year, from 2,413 homes to 3,271 homes. Deliveries in 2003's final quarter were 3,684 homes with a sales value of $1.02 billion. This compares to 2,959 homes delivered with a sales value of $805.3 million in the 4th quarter of fiscal 2002. Homebuilding gross margin, excluding land sales, increased to 25.9% in the fourth quarter of fiscal 2003, an increase of 40 basis points from 25.5% in the third quarter of 2003 and up 240 bps from 23.5% in the last quarter of fiscal 2002.

COMMENTS FROM MANAGEMENT

"We had another great year and are extremely pleased with the financial success we have achieved in fiscal 2003," said Ara K. Hovnanian, President and Chief Executive Officer of Hovnanian Enterprises. "For a sixth consecutive year we were able to achieve record growth in earnings while continuing to strengthen our financial position and improve our balance sheet. In fiscal 2003, we achieved a return on beginning equity of 45.8% and a return on beginning capital of 24.3%. These returns are among the highest in the industry and validate the success of our market concentration strategy, process improvement initiatives and diverse product offering", he added.

"I am very proud of the performance of our divisions and our excellent team of associates that have executed our strategy in each of our markets. Our financial success in fiscal 2003 clearly demonstrates the depth and vision of our organization and reflects our ability to match the right product to the right land opportunity. Our diverse product strategy allows us to build a broad array of products ranging from townhomes, condominiums, first time, move-up, luxury, and active adult homes. In addition, we are one of a few large builders that specialize in urban infill opportunities. As a result, we have efficiently been able to develop communities in areas where the supply and demand trends are favorable," said Mr.

Hovnanian. "Throughout 2003, we have benefited from the ability to raise prices in certain communities and from the advantages of being a dominant builder in each of our markets. This is reflected in our financial performance, as our divisions have maximized earnings while carefully controlling our inventory position and balance sheet commitment," he added.

There was no outstanding balance on the Company's $590 million unsecured revolving credit facility at the end of the year, and the Company had more than $120 million in excess cash. This cash balance does not include the proceeds from the Company's recent senior note offering, which closed in early November. "The $215 million issuance of the 6 1/2% senior notes strengthens our balance sheet and provides additional flexibility as we fund our growth and open new communities," said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. "Through conservative management of our balance sheet we have been able to achieve record growth while simultaneously reducing our leverage. We expect to operate at or below a 50% average net recourse debt to capitalization ratio in fiscal 2004," he added.

"Over the past 12 months, we have successfully completed five acquisitions which have expanded our geographic footprint and provide us with a platform for accelerating future earnings growth," Mr. Hovnanian continued. "As we enter 2004, we continue to view selective acquisitions as the best way to enter new markets and have ample capacity to pursue selective growth opportunities. We remain focused on a two pronged growth strategy consisting of achieving more than 15% organic growth in earnings from our existing markets and making financially sound acquisitions in new markets," he added.

LOOKING AHEAD

"Since we do not factor any increase in home prices into our projections, we expect to benefit as the general economy continues to recover and meaningful job creation returns to our markets", stated Mr. Hovnanian. "Historically, the housing industry performs very well in a recovering economy, even with an accompanying increase in interest rates. Most importantly, we believe the significant consolidation and market share gains of the past several years will likely continue, to the benefit of the larger builders. Our own organic market share gains and acquisitions have contributed to our industry leading growth in earnings. We expect to continue to gain share in our markets, which will allow for our continued profitable growth, regardless of any changes in overall housing activity," he continued.

"Our current operating platform provides great confidence as we look ahead," said Mr. Hovnanian. "We will continue to focus on organic growth through the opening of additional communities in our current markets. At the same time, the acquisitions we have made over the past 12 months will begin to enhance our business as we deploy the additional capital necessary to grow their operations. We remain committed to our business strategy of becoming a dominant builder in each of our markets, and to deploying a wide array of products as a means to gain market share and achieve organic growth. Our diverse product offering and sizeable land position gives us confidence that we will be able to meet our future growth objectives," he said.

Net contracts for the month of November, which were announced last week, increased 55% from the same period in the prior year. "We are entering fiscal 2004 with the highest year-end backlog of home sales in our 44 year history and we are increasing our projection for earnings to $9.00 per diluted share. Our revenues are expected to reach $3.9 billion on more than 14,600 home deliveries," Mr. Hovnanian said. "With a backlog of $1.5 billion, combined with the new communities we anticipate opening, we are well positioned to post another year of record earnings, sales, closings and backlog," Mr. Hovnanian stated.

IN CLOSING

"Our talented team of Associates and trade partners has enabled us to achieve record financial results in 2003 and we remain focused on accomplishing our strategic goals for the future. We are confident that we will be able to achieve our targeted return on investment while we continue to grow our earnings," Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its fiscal year end earnings conference call at 11:00 a.m. EST tomorrow morning, December 9th, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the Investor Relations section of Hovnanian Enterprises' website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the "webcast" section of the Investors News page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

The Company has updated its summary projection for the fiscal year ending October 31, 2004. The summary projection is available on the Company Projection page of the Investors section of the Company's website at http://www.khov.com.

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation's largest homebuilders with operations in Arizona, California, Florida, Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company's homes are marketed and sold under the trade names K. Hovnanian, Washington Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Fortis Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Summit Homes, Great Western Homes and Windward Homes. As the developer of K. Hovnanian's Four Seasons communities, the Company is also one of the nation's largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company's 2002 annual report, can be accessed through the Investors page of the Hovnanian Web site at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an email to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

EBITDA IS NOT A GENERALLY ACCEPTED ACCOUNTING PRINCIPLE (GAAP) FINANCIAL MEASURE. THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE IS NET INCOME. THE RECONCILIATION OF EBITDA TO NET INCOME IS PRESENTED IN A TABLE ATTACHED TO THIS EARNINGS RELEASE.

NOTE: ALL STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS SHOULD BE CONSIDERED AS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN GENERAL AND LOCAL ECONOMIC AND BUSINESS CONDITIONS, (2) WEATHER CONDITIONS, (3) CHANGES IN MARKET CONDITIONS, (4) CHANGES IN HOME PRICES AND SALES ACTIVITY IN THE MARKETS WHERE THE COMPANY BUILDS HOMES, (5) GOVERNMENT REGULATION, INCLUDING REGULATIONS CONCERNING DEVELOPMENT OF LAND, THE HOMEBUILDING PROCESS AND THE ENVIRONMENT, (6) FLUCTUATIONS IN INTEREST RATES AND THE AVAILABILITY OF MORTGAGE FINANCING, (7) SHORTAGES IN AND PRICE FLUCTUATIONS OF RAW MATERIALS AND LABOR, (8) THE AVAILABILITY AND COST OF SUITABLE LAND AND IMPROVED LOTS, (9) LEVELS OF

COMPETITION, (10) AVAILABILITY OF FINANCING TO THE COMPANY, (11) UTILITY SHORTAGES AND OUTAGES OR RATE FLUCTUATIONS, (12) GEOPOLITICAL RISKS, TERRORIST ACTS AND OTHER ACTS OF WAR AND (13) OTHER FACTORS DESCRIBED IN DETAIL IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2002.


                            (FINANCIAL TABLES FOLLOW)

HOVNANIAN ENTERPRISES, INC.
October 31, 2003
Statements of Consolidated Income
(Dollars in Thousands, Except Per Share)

                                               Three Months Ended,            Twelve Months Ended,
                                                   October 31,                    October 31,
                                           --------------------------      --------------------------
                                              2003            2002            2003            2002
                                           ----------      ----------      ----------      ----------
                                                                  (Unaudited)

Total Revenues                             $1,045,588      $  831,410      $3,201,857      $2,551,106

Costs and Expenses                            899,442         739,011       2,790,339       2,325,376
                                           ----------      ----------      ----------      ----------
Income Before Income Taxes                    146,146          92,399         411,518         225,730

Provision for Taxes                            54,897          37,961         154,138          88,034
                                           ----------      ----------      ----------      ----------
Net Income                                 $   91,249      $   54,438      $  257,380      $  137,696
                                           ==========      ==========      ==========      ==========

Per Share Data:
     Basic:
         Income per common share           $     2.97      $     1.75      $     8.31      $     4.53
         Weighted Average Number of
            Common Shares Outstanding          30,709          31,089          30,960          30,405

     Assuming Dilution:
         Income per common share           $     2.79      $     1.66      $     7.85      $     4.28
         Weighted Average Number of
            Common Shares Outstanding          32,659          32,886          32,769          32,155

HOVNANIAN ENTERPRISES, INC.
OCTOBER 31, 2003
Homebuilding Gross Margin
(Dollars in Thousands)

                                  Homebuilding Gross Margin          Homebuilding Gross Margin
                                     Three Months Ended                 Twelve Months Ended
                                         October 31,                        October 31,
                                ----------------------------        ----------------------------
                                   2003              2002              2003              2002
                                ----------        ----------        ----------        ----------
                                                           (Unaudited)
Sale of Homes                   $1,025,042        $  805,282        $3,129,830        $2,462,095
Cost of Sales                      759,087           616,330         2,331,393         1,919,941
                                ----------        ----------        ----------        ----------
Homebuilding Gross Margin       $  265,955        $  188,952        $  798,437        $  542,154
                                ==========        ==========        ==========        ==========

Gross Margin Percentage               25.9%             23.5%             25.5%             22.0%


                                   Land Sales Gross Margin            Land Sales Gross Margin
                                     Three Months Ended                 Twelve Months Ended
                                        October 31,                         October 31,
                                ----------------------------        ----------------------------
                                   2003              2002              2003              2002
                                ----------        ----------        ----------        ----------
Land and Lot Sales              $    1,141        $   13,185        $   14,205        $   42,312
Cost of Sales                          943            11,823            10,931            35,897
                                ----------        ----------        ----------        ----------
Land and Lot Gross Margin       $      198        $    1,362        $    3,274        $    6,415
                                ==========        ==========        ==========        ==========

 HOVNANIAN ENTERPRISES, INC.
 OCTOBER 31, 2003
Reconciliation of EBITDA to Net Income
 (Dollars in Thousands)

                                           Three Months Ended                   Twelve Months Ended
                                              October 31,                            October 31,
                                       --------------------------            --------------------------
                                         2003               2002               2003               2002
                                       -------            -------            -------            -------
                                                                 (Unaudited)
Net Income                            $ 91,249           $ 54,438           $257,380           $137,696
Income Taxes                            54,897             37,961            154,138             88,034
Interest expense                        19,350             18,018             63,658             60,371
                                      --------           --------           --------           --------
    EBIT 1                            $165,496           $110,417           $475,176           $286,101
Depreciation                             1,768              1,504              6,714              6,506
Amortization Debt Fees                     364                314              2,978              2,119
Amortization of Intangibles              4,082              1,167             13,047              3,889
Asset Write-off                          2,723                412              2,723             12,412
                                      --------           --------           --------           --------
   EBITDA2                            $174,433           $113,814           $500,638           $311,027
                                      ========           ========           ========           ========

INTEREST INCURRED                     $ 18,100           $ 15,404           $ 66,332           $ 57,406

EBITDA TO
INTEREST INCURRED                          9.6                7.4                7.5                5.4


(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and other non-cash, non-recurring write-offs and charges.

HOVNANIAN ENTERPRISES, INC.
OCTOBER 31, 2003
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

                                                   Three Months Ended          Twelve Months Ended
                                                      October, 31                 October, 31
                                                  ---------------------       ---------------------
                                                   2003          2002          2003          2002
                                                  -------       -------       -------       -------
                                                                      (Unaudited)

Interest Capitalized at Beginning of Period       $26,083       $24,773       $22,159       $25,124
Plus Interest Incurred                             18,100        15,404        66,332        57,406
Less Interest Expensed                             19,350        18,018        63,658        60,371
                                                  -------       -------       -------       -------
Interest Capitalized at End of Period             $24,833       $22,159       $24,833       $22,159
                                                  =======       =======       =======       =======

HOVNANIAN ENTERPRISES, INC.
SUMMARY FINANCIAL PROJECTION
(Dollars in Millions except per share or where noted)
(Unaudited)

                                                                                                            Projection
                                               Fiscal Year        Fiscal Year          Fiscal Year         Fiscal Year
                                                 10/31/01          10/31/02             10/31/03            10/31/04
                                               -----------        -----------          -----------         -----------
Total Revenues ($ Billion)                        $1.74              $2.55                $3.20               $3.90
Income Before Income Taxes                        $106.4            $225.7               $411.5               $474.2
Pre-tax Margin                                     6.1%              8.8%                 12.9%               12.2%
Net Income                                        $63.7             $137.7               $257.4               $295.0
Earnings Per Share (FULLY DILUTED)                $2.29              $4.28                $7.85               $9.00

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                          October 31,      October 31,
          ASSETS                                             2003             2002
                                                          ----------       ----------
Homebuilding:
  Cash and cash equivalents                               $  121,913       $  262,675
                                                          ----------       ----------
  Inventories - At the lower of cost or fair value:
    Sold and unsold homes and lots under
      development                                          1,184,907          803,829
                                                          ----------       ----------
    Land and land options held for future
      development or sale                                    270,502          171,081
                                                          ----------       ----------
    Consolidated Inventory Not Owned:
      Specific performance options                            56,082           67,183
      Variable interest entities                             100,327
      Other options                                           48,226           39,489
                                                          ----------       ----------
        Total Consolidated Inventory Not Owned               204,635          106,672
                                                          ----------       ----------
      Total Inventories                                    1,660,044        1,081,582
                                                          ----------       ----------

  Receivables, deposits, and notes                            42,506           26,276
                                                          ----------       ----------

  Property, plant, and equipment - net                        26,263           19,242
                                                          ----------       ----------

  Senior residential rental properties - net                   9,118            9,504
                                                          ----------       ----------

  Prepaid expenses and other assets                           97,407           86,582
                                                          ----------       ----------

  Goodwill and indefinite life intangibles                    82,658           82,275
                                                          ----------       ----------

  Definite life intangibles                                   56,978
                                                          ----------       ----------
      Total Homebuilding                                   2,096,887        1,568,136
                                                          ----------       ----------

Financial Services:
  Cash and cash equivalents                                    6,308            7,315
  Mortgage loans held for sale                               224,052           91,451
  Other assets                                                 3,945           11,226
                                                          ----------       ----------
      Total Financial Services                               234,305          109,992
                                                          ----------       ----------

Income Taxes Receivable - Including deferred tax
  benefits                                                     1,179
                                                          ----------       ----------
Total Assets                                              $2,332,371       $1,678,128
                                                          ==========       ==========

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                                       October 31,        October 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                                                      2003                2002
                                                                                       -----------        -----------
Homebuilding:
  Nonrecourse land mortgages                                                           $    43,795        $    11,593
  Accounts payable and other liabilities                                                   229,986            198,290
  Customers' deposits                                                                       58,376             40,422
  Nonrecourse mortgages secured by operating
    properties                                                                                 710              3,274
  Liabilities from inventory not owned                                                      94,780             97,983
                                                                                       -----------        -----------
      Total Homebuilding                                                                   427,647            351,562
                                                                                       -----------        -----------
Financial Services:
  Accounts payable and other liabilities                                                     5,917              4,857
  Mortgage warehouse line of credit                                                        166,711             85,498
                                                                                       -----------        -----------
      Total Financial Services                                                             172,628             90,355
                                                                                       -----------        -----------
Notes Payable:
  Term loan                                                                                115,000            115,000
  Senior notes                                                                             387,166            396,390
  Senior subordinated notes                                                                300,000            150,000
  Accrued interest                                                                          15,675              9,555
                                                                                       -----------        -----------
      Total Notes Payable                                                                  817,841            670,945
                                                                                       -----------        -----------

          Income Taxes Payable - Net of deferred tax benefits                                                     777
                                                                                       -----------        -----------

      Total Liabilities                                                                  1,418,116          1,113,639
                                                                                       -----------        -----------
Minority interest from inventory not owned                                                  90,252
                                                                                       -----------        -----------
Minority interest from consolidated joint ventures                                           4,291              1,940
                                                                                       -----------        -----------

Stockholders' Equity:
  Preferred Stock,$.01 par value-authorized 100,000
    shares; none issued
  Common Stock,Class A,$.01 par value-authorized 87,000,000 shares; issued
    28,016,497 shares in 2003 and 27,453,994 shares in 2002 (including 5,390,218 shares in 2003 and 4,343,240 shares in 2002 held
    in Treasury)                                                                               280                275
  Common Stock,Class B,$.01 par value
    (convertible to Class A at time of sale) -authorized 13,000,000 shares;
    issued 7,768,508 shares in 2003 and 7,788,061 shares in 2002
    (both years include 345,874 shares held in Treasury)                                        78                 78
  Paid in Capital                                                                          163,712            152,977
  Retained Earnings                                                                        705,182            447,802
  Deferred Compensation                                                                                           (21)
  Treasury Stock - at cost                                                                 (49,540)           (38,562)
                                                                                       -----------        -----------
      Total Stockholders' Equity                                                           819,712            562,549
                                                                                       -----------        -----------
Total Liabilities and Stockholders' Equity                                             $ 2,332,371        $ 1,678,128
                                                                                       ===========        ===========

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

                                                                    Year Ended
                                                   --------------------------------------------
                                                     October          October         October
                                                    31, 2003         31, 2002         31, 2001
                                                   ----------       ----------       ----------
Revenues:
  Homebuilding:
    Sale of homes                                  $3,129,830       $2,462,095       $1,693,717
    Land sales and other revenues                      20,742           48,241           16,845
                                                   ----------       ----------       ----------
      Total Homebuilding                            3,150,572        2,510,336        1,710,562
  Financial Services                                   51,285           40,770           31,428
                                                   ----------       ----------       ----------
      Total Revenues                                3,201,857        2,551,106        1,741,990
                                                   ----------       ----------       ----------
Expenses:
  Homebuilding:
    Cost of sales                                   2,342,324        1,955,838        1,355,381
    Selling, general and administrative               253,724          194,903          140,126
    Inventory impairment loss                           5,150            8,199            4,368
                                                   ----------       ----------       ----------
      Total Homebuilding                            2,601,198        2,158,940        1,499,875
                                                   ----------       ----------       ----------
  Financial Services                                   28,415           22,543           21,443
                                                   ----------       ----------       ----------
  Corporate General and Administrative                 66,008           51,974           44,278
                                                   ----------       ----------       ----------
  Interest                                             63,658           60,371           51,446
                                                   ----------       ----------       ----------
  Other operations                                     22,680           31,548           14,830
                                                   ----------       ----------       ----------
  Intangible Amortization                               8,380                             3,764
                                                   ----------       ----------       ----------
      Total Expenses                                2,790,339        2,325,376        1,635,636
                                                   ----------       ----------       ----------
Income Before Income Taxes                            411,518          225,730          106,354
                                                   ----------       ----------       ----------
State and Federal Income Taxes:
  State                                                17,458            8,993            4,024
  Federal                                             136,680           79,041           38,644
                                                   ----------       ----------       ----------
    Total Taxes                                       154,138           88,034           42,668
                                                   ----------       ----------       ----------
Net Income                                         $  257,380       $  137,696       $   63,686
                                                   ==========       ==========       ==========
Per Share Data:
  Basic:
    Income Per Common Share                        $     8.31       $     4.53       $     2.38
                                                   ==========       ==========       ==========
    Weighted Average Number of Common Shares
    Outstanding                                        30,960           30,405           26,810
                                                   ==========       ==========       ==========
  Assuming Dilution:
    Income Per Common Share                        $     7.85       $     4.28       $     2.29
                                                   ==========       ==========       ==========
    Weighted Average Number of Common Shares
    Outstanding                                        32,769           32,155           27,792
                                                   ==========       ==========       ==========

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                          COMMUNITIES UNDER DEVELOPMENT
                             Three Months - 10/31/03

-----------------------------------------------------------------------------------------------------------------------------
                            NET CONTRACTS 1                       DELIVERIES
                          THREE MONTHS ENDED                   THREE MONTHS ENDED                   CONTRACT BACKLOG
                             OCTOBER 31ST                        OCTOBER 31ST                         OCTOBER 31ST
                   --------------------------------     --------------------------------     --------------------------------
                     2003        2002      % CHANGE      2003          2002     % CHANGE      2003         2002      % CHANGE
                   -------      -------    --------     -------      -------    --------     -------      -------    --------
Northeast
   Homes               799          494       61.7%         847          675       25.5%       2,218        1,397       58.8%
   Dollars         219,102      154,623       41.7%     279,252      205,079       36.2%     581,864      416,264       39.8%
   Avg. Price      274,220      313,003      (12.4%)    329,695      303,821        8.5%     262,337      297,970      (12.0%)
SOUTHEAST
   Homes               841          555       51.5%         787          818       (3.8%)      1,761        1,221       44.2%
   Dollars         230,807      138,802       66.3%     202,345      207,671       (2.6%)    526,348      331,682       58.7%
   Avg. Price      274,444      250,093        9.7%     257,109      253,877        1.3%     298,892      271,648       10.0%
SOUTHWEST
   Homes               803          269      198.5%         912          287      217.8%         989          277      257.0%
   Dollars         142,411       55,893      154.8%     172,298       67,403      155.6%     157,656       60,532      160.4%
   Avg. Price      177,349      207,779      (14.6%)    188,923      234,854      (19.6%)    159,410      218,528      (27.1%)
WEST
   Homes               828        1,074      (22.9%)      1,138        1,126        1.1%         793          955      (17.0%)
   Dollars         261,608      283,607       (7.8%)    371,147      316,412       17.3%     264,536      267,305       (1.0%)
   Avg. Price      315,951      264,067       19.6%     326,140      281,005       16.1%     333,589      279,900       19.2%
OTHER
   Homes                --           21         --           --           53         --           --            7         --
   Dollars              --        3,206         --           --        8,717         --           --          945         --
   Avg. Price           --      152,679         --           --      164,472         --           --      134,986         --
TOTAL
   Homes             3,271        2,413       35.6%       3,684        2,959       24.5%       5,761        3,857       49.4%
   Dollars         853,927      636,131       34.2%   1,025,042      805,282       27.3%   1,530,404    1,076,728       42.1%
   Avg. Price      261,060      263,627       (1.0%)    278,242      272,147        2.2%     265,649      279,162       (4.8%)
DELIVERIES INCLUDE EXTRAS
------------------------------------------------------------------------------------------------------------------------------

Note:
1. Net contracts defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                          COMMUNITIES UNDER DEVELOPMENT
                             TWELVE MONTHS - 10/31/03

----------------------------------------------------------------------------------------------------------------------------
                            NET CONTRACTS 1                       DELIVERIES
                          TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED                   CONTRACT BACKLOG
                             OCTOBER 31ST                        OCTOBER 31ST                         OCTOBER 31ST
                  ---------------------------------    ---------------------------------    --------------------------------
                    2003        2002       % CHANGE     2003          2002      % CHANGE     2003         2002      % CHANGE
                  -------      -------     --------    -------      -------     --------    -------      -------    --------
Northeast
  Homes             2,695        1,972       36.7%       2,387        2,144       11.3%       2,218        1,397       58.8%
  Dollars         801,117      577,851       38.6%     774,209      660,250       17.3%     581,865      416,264       39.8%
  Avg. Price      297,260      293,028        1.4%     324,344      307,952        5.3%     262,338      297,970      (12.0%)
SOUTHEAST
  Homes             3,241        2,714       19.4%       2,720        2,806       (3.1%)      1,761        1,221       44.2%
  Dollars         867,984      679,569       27.7%     682,210      660,328        3.3%     526,348      331,682       58.7%
  Avg. Price      267,814      250,394        7.0%     250,813      235,327        6.6%     298,892      271,648       10.0%
SOUTHWEST
  Homes             2,525        1,047      141.2%       2,431        1,033      135.3%         989          277      257.0%
  Dollars         480,609      227,302      111.4%     481,634      240,181      100.5%     157,655       60,532      160.4%
  Avg. Price      190,340      217,098      (12.3%)    198,122      232,508      (14.8%)    159,409      218,528      (27.1%)
WEST
  Homes             3,822        3,468       10.2%       3,984        3,220       23.7%         793          955      (17.0%)
  Dollars       1,144,582      917,615       24.7%   1,190,516      852,373       39.7%     264,536      267,305       (1.0%)
  Avg. Price      299,472      264,595       13.2%     298,824      264,712       12.9%     333,589      279,900       19.2%
OTHER
  Homes                 2          193      (99.0%)          9          311      (97.1%)         --            7         --
  Dollars             313       30,067      (99.0%)      1,261       48,963      (97.4%)         --          945         --
  Avg. Price      156,700      155,790        0.6%     140,111      157,437      (11.0%)         --      134,986         --
TOTAL
  Homes            12,285        9,394       30.8%      11,531        9,514       21.2%       5,761        3,857       49.4%
  Dollars       3,294,605    2,432,404       35.4%   3,129,830    2,462,095       27.1%   1,530,404    1,076,728       42.1%
  Avg. Price      268,181      258,932        3.6%     271,427      258,787        4.9%     265,649      279,162       (4.8%)
DELIVERIES INCLUDE EXTRAS
----------------------------------------------------------------------------------------------------------------------------

Note:
1. Net contracts defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.